SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2004

Verint Systems Inc.

(exact name of registrant as specified in its charter)

Delaware	000-49790	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747-3201
(Address of principal executive offices)	(zip code)

Registrant’s Telephone Number, including Area Code: (631) 962-9600

N/A

(Former name or former address, if changed since last report)

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisitions or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events

On February 9, 2004, the Registrant announced its agreement to acquire, through a wholly owned subsidiary, ECtel Ltd.’s communications interception business for approximately $35 million in cash. A copy of the press release dated February 9, 2004 issued by the Registrant relating to this acquisition is attached as an exhibit hereto and is incorporated by reference herein.

Certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: changes in the demand for Registrant’s products; further decline in information technology spending; risks associated with acquiring and integrating the assets and business acquired from ECtel Ltd. including products and technologies, as well as retaining key employees and customers, which could result in a substantial diversion of management resources, the incurrence of contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses; the uncertainty of customer acceptance of Registrant’s products; Registrant’s lengthy and variable sales cycle makes it difficult to predict operating results; dependence on contracts with governments for a significant portion of Registrant’s revenues; markets for Registrant’s products failing to develop; risks that Registrant’s intellectual property rights may not be adequate to protect its business; risks associated with rapidly changing technology and the ability of Registrant to introduce new products on a timely and cost-effective basis; inability to maintain relationships with value added resellers and systems integrators; risks associated with Registrant’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with changes in the competitive or regulatory environment in which Registrant operates; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; risks associated with Comverse Technology, Inc. controlling Registrant’s business and affairs; and other risks described in filings with the Securities and

Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Registrant with the Securities and Exchange Commission. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Registrant’s website at www.verint.com. Registrant makes no commitment to revise or update any forward-looking statements.

Item 6.	Resignation of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99	Press release announcing the acquisition of certain assets, dated February 9, 2004.

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Sales of Equity Securities Pursuant to Regulation S

Not applicable.

Item 10.	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC. (Registrant)

Dated:	February 9, 2004	By:	/s/ Igal Nissim

			Name:	Igal Nissim
			Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release announcing the acquisition of certain assets, dated February 9, 2004.